EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

                 Three Months Ended September 30, 2001 and 2000

                (Dollars in thousands, except per share amounts)

                                                           Three months ended September 30,
                                                           --------------------------------
                                                                2001             2000
                                                            -----------      -----------
Net income ...........................................      $     3,553      $     3,176
                                                            ===========      ===========

Number of shares outstanding:
Weighted average shares issued .......................       11,900,000       11,900,000
Less: Weighted average shares held in treasury .......        4,260,678        3,654,444
Less: Average shares held by the ESOP ................          952,000          952,000
Plus: ESOP shares released or committed to be released
        during the fiscal year .......................          619,611          513,857
                                                            -----------      -----------
Average basic shares .................................        7,306,933        7,807,413
Plus: Average common stock equivalents ...............          566,808          435,556
                                                            -----------      -----------
Average diluted shares ...............................        7,873,741        8,242,969
                                                            ===========      ===========
Earnings per common share:
        Basic ........................................      $      0.49      $      0.41
                                                            ===========      ===========
        Diluted ......................................      $      0.45      $      0.39
                                                            ===========      ===========